Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

DECEMBER 31, 2006

TABLE OF CONTENTS

1.	Year-End and Fourth Quarter 2006 Earnings Press Release	3

2.	Financial Highlights
	Summarized Operating Results	8
	Summarized Balance Sheets	9
	Funds From Operations / Summary of Capital Expenditures	10
	Market Data	11
	Components of Rental Income	12

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	13
	Summary of Debt Maturities	14

4.	Summary of Redevelopment Opportunities	15

5.	2006 Significant Acquisitions and Dispositions	16

6.	Real Estate Status Report	17

7.	Retail Leasing Summary	19

8.	Lease Expirations	20

9.	Portfolio Leased Statistics	21

10.	Summary of Top 25 Tenants	22

11.	Reconciliation of Net Income to FFO Guidance	23

12.	Joint Venture Disclosure
	Summarized Operating Results and Balance Sheets	25
	Summary of Outstanding Debt and Debt Maturities	26
	Significant Acquisitions and Dispositions	27
	Real Estate Status Report	28

13.	Glossary of Terms	29

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 3, 2006 (as amended), and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2006 (as amended).

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Vikki Kayne
Vice President,	Vice President,
Capital Markets & Investor Relations	Marketing and Corporate Communications
301/998-8166	301/998-8178
ablocher@federalrealty.com	vkayne@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2006 OPERATING RESULTS

-Results reflect continued strong internal growth and redevelopment returns-

ROCKVILLE, Md. (February 13, 2007) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year-ended December 31, 2006.

•	Funds from operations available for common shareholders (FFO) per diluted share was $3.26 and earnings per diluted share was $1.92 for 2006, compared to $3.06 and $1.94, respectively, for 2005.

•	FFO per diluted share grew 9.5% to $3.35 in 2006, excluding the impact of the $0.09 per diluted share non-cash redemption charge in fourth quarter 2006, from $3.06 in 2005.

•	When compared to 2005, full year same-center property operating income increased 6.2% including redevelopments and expansions, and 5.4% excluding redevelopments and expansions.

•	Rent increases on lease rollovers for 1.2 million square feet of comparable retail space in 2006 were 18% on a cash-basis and 29% on a GAAP-basis.

•	Guidance for 2007 FFO per diluted share remains unchanged at $3.60 to $3.65.

Financial Results

In fourth quarter 2006, Federal Realty generated FFO of $48.0 million, or $0.86 per diluted share, which excludes the impact of a $4.8 million, or $0.09 per diluted share, non-cash charge relating to the redemption of our Series B Preferred Shares in November 2006. This compares to FFO of $42.0 million, or $0.78 per diluted share, generated and reported in fourth quarter 2005. FFO reported by Federal Realty for fourth quarter 2006 was $43.3 million, or $0.77 per diluted share including the preferred share redemption charge.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2006 OPERATING RESULTS

February 13, 2007

For the year ended December 31, 2006, Federal Realty generated FFO of $181.9 million, or $3.35 per diluted share, which excludes the impact of the $4.8 million, or $0.09 per diluted share, non-cash preferred share redemption charge described above. This compares to FFO of $163.5 million, or $3.06 per diluted share, generated and reported in 2005. FFO reported by Federal Realty for the year ended December 31, 2006 was $177.1 million, or $3.26 per diluted share including the preferred share redemption charge.

Net income available for common shareholders was $17.8 million and earnings per diluted share was $0.32 for the quarter ended December 31, 2006 versus $32.3 million and $0.61, respectively, for fourth quarter 2005. For the full year 2006, Federal Realty reported net income available for common shareholders of $103.5 million, or $1.92 per diluted share. This compares to net income available for common shareholders of $103.1 million, or $1.94 per diluted share, for the year ended December 31, 2005. Federal Realty’s net income available for common shareholders and earnings per diluted share results include the aforementioned $4.8 million Series B Preferred redemption charge in fourth quarter and year-end 2006 results, and a significant decline in gain on sale of real estate, reflecting the completion of the Santana Row condominium sales in August 2006.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO and FFO per diluted share to net income is attached to this press release.

Portfolio Results

On an annual basis, same-center property operating income in 2006 increased 6.2% including redevelopments and expansions, and 5.4% excluding redevelopments and expansions. In fourth quarter 2006, same-center property operating income, including redevelopment and expansion properties, increased 4.7% over fourth quarter 2005. When redevelopment and expansion properties are excluded from same-center results, property operating income for fourth quarter 2006 increased 5.0% compared to fourth quarter 2005.

The Trust’s overall portfolio was 96.5% leased as of December 31, 2006, compared to 96.3% on December 31, 2005. Federal Realty’s same-center portfolio was 96.8% leased on December 31, 2006, compared to 97.2% on December 31, 2005.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2006 OPERATING RESULTS

February 13, 2007

During fourth quarter 2006, the Trust signed 84 leases for 321,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 304,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 17%. The average contractual rent on this comparable space for the first year of the new lease is $26.72 per square foot compared to the average contractual rent of $22.80 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 30% for fourth quarter 2006.

In 2006, Federal Realty signed 257 leases representing 1.2 million square feet of comparable retail space at an average cash-basis contractual rent increase per square foot of 18%, and 29% on a GAAP-basis. The average cash-basis contractual rent on this comparable space for the first year of the new lease is $23.45 per square foot compared to the average cash-basis contractual rent of $19.84 per square foot for the last year of the prior lease. As of December 31, 2006, Federal Realty’s average contractual minimum rent for retail and commercial space in its portfolio is $18.97 per square foot.

“Our 2006 results continue to reflect the consistency and sustainability of our business strategy,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “Strong leasing results and redevelopment returns provide not only significant earnings growth, but considerable value creation for our shareholders.”

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.575 per share on its common shares, resulting in an indicated annual rate of $2.30 per share. The regular common dividend will be payable on April 16, 2007 to common shareholders of record as of March 13, 2007.

Guidance

Federal Realty left its guidance for 2007 FFO per diluted share unchanged at a range of $3.60 to $3.65, and its 2007 earnings per diluted share guidance unchanged at a range of $1.79 to $1.84.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2006 OPERATING RESULTS

February 13, 2007

Summary of Other Quarterly Activities and Recent Developments

•

January 5, 2007 – Sam J. Gorlitz, co-founder of Federal Realty, passed away at the age of 89. Mr. Gorlitz established the Trust in 1962 with three properties in the metropolitan D.C. area including Congressional Plaza in Rockville, Maryland. Mr. Gorlitz retired from the Trust’s Board of Trustees in 1999, the same year that Federal Realty renamed Park and Shop Center in Washington, D.C. to Sam’s Park and Shop to thank him for his contributions to the Company and industry.

•	November 28, 2006 – Issued $135 million of 5.40% Notes due 2013. Proceeds of the offering were used to repay outstanding debt.

•	November 27, 2006 – The Trust redeemed all 5,400,000 outstanding shares of its 8.50% Series B Cumulative Redeemable Preferred Shares.

•

November 6, 2006 – Federal Realty announced the acquisition of Melville Mall, a 100% leased supermarket-anchored community center located in Huntington, New York, approximately 1-1/2 miles south of the Trust’s Huntington Shopping Center. Tenants at Melville Mall include Waldbaum’s, Kohl’s, Marshall’s and Dick’s Sporting Goods.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year-end 2006 earnings conference call, which is scheduled for February 14, 2007, at 11 a.m. Eastern Standard Time. To participate, please call (800) 299-0148 five to ten minutes prior to the call’s start time and use the Passcode 12532544 (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through March 19, 2007, by dialing (888) 286-8010 and using the Passcode 29937458.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.8 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 0.7 million square feet of retail space through its joint venture with Clarion Lion Properties Fund in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 96.5% leased to national, regional, and local retailers as of December 31, 2006, with no single tenant accounting for more than approximately 2.5% of annualized base rent. Federal Realty has paid quarterly

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2006 OPERATING RESULTS

February 13, 2007

dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 39 consecutive years, the longest record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 3, 2006 (as amended) and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed March 3, 2006 (as amended).

Federal Realty Investment Trust

Summarized Operating Results

December 31, 2006

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Revenue
Rental income	$117,192	$103,231	$438,201	$393,548
Other property income	1,982	3,144	7,726	9,551
Mortgage interest income	1,317	1,331	5,095	5,370

	120,491	107,706	451,022	408,469

Expenses
Rental	24,973	22,546	88,130	84,736
Real estate taxes	12,113	11,131	44,898	39,372
General and administrative	5,593	5,468	21,340	19,909
Depreciation and amortization	25,561	22,797	97,618	88,927

	68,240	61,942	251,986	232,944

Operating income	52,251	45,764	199,036	175,525

Interest-rate swap and other interest income	457	269	2,545	2,215
Interest expense	(27,625)	(23,012)	(102,808)	(88,566)
Income from real estate partnership	122	143	656	493
Minority interests	(870)	(1,231)	(4,353)	(5,234)

Income from continuing operations	24,335	21,933	95,076	84,433

Discontinued operations
Operating income (loss) from discontinued operations	16	(207)	(320)	(569)
Gain on sale of real estate	90	13,402	23,956	30,748

Results from discontinued operations	106	13,195	23,636	30,179

Net income	24,441	35,128	118,712	114,612

Dividends on preferred stock	(1,817)	(2,869)	(10,423)	(11,475)
Preferred stock redemption costs	(4,775)	—	(4,775)	—

Net income available for common shareholders	$17,849	$32,259	$103,514	$103,137

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.32	$0.36	$1.50	$1.39
Discontinued operations	—	0.25	0.44	0.57

	$0.32	$0.61	$1.94	$1.96

Weighted average number of common shares, basic	55,092	52,738	53,469	52,533

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.32	$0.36	$1.48	$1.37
Discontinued operations	—	0.25	0.44	0.57

	$0.32	$0.61	$1.92	$1.94

Weighted average number of common shares, diluted	55,576	53,189	53,962	53,050

Federal Realty Investment Trust

Summarized Balance Sheets

December 31, 2006

Financial Highlights

(in thousands)

(unaudited)

	December 31, 2006	December 31, 2005
ASSETS

Real estate, at cost
Operating	$3,104,484	$2,731,694
Construction-in-progress	99,774	50,593
Discontinued operations	—	47,034

	3,204,258	2,829,321
Less accumulated depreciation and amortization	(740,507)	(663,750)

Net real estate	2,463,751	2,165,571

Cash and cash equivalents	11,495	8,639
Accounts and notes receivable	47,493	38,161
Mortgage notes receivable	40,756	40,531
Investment in real estate partnership	10,322	9,375
Other assets	114,789	88,575

TOTAL ASSETS	$2,688,606	$2,350,852

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Obligations under capital leases and mortgage notes	$460,398	$419,713
Notes payable	109,024	316,755
Senior notes and debentures	1,127,508	653,675
Other liabilities	185,407	166,669

Total liabilities	1,882,337	1,556,812

Minority interests	22,191	19,193

Shareholders’ equity
Preferred stock	—	135,000
Common shares and other shareholders’ equity	784,078	639,847

Total shareholders’ equity	784,078	774,847

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,688,606	$2,350,852

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

December 31, 2006

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
	(in thousands, except per share data)		(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)

Net income	$24,441	$35,128	$118,712	$114,612
Gain on sale of real estate	(90)	(13,402)	(23,956)	(30,748)
Depreciation and amortization of real estate assets	23,196	20,992	88,649	82,752
Amortization of initial direct costs of leases	2,013	1,776	7,390	6,972
Depreciation of real estate partnership assets	214	159	768	630

Funds from operations	49,774	44,653	191,563	174,218
Dividends on preferred stock	(1,817)	(2,869)	(10,423)	(11,475)
Income attributable to operating partnership units	88	228	748	801
Preferred stock redemption costs	(4,775)	—	(4,775)	—

FFO	$43,270	$42,012	$177,113	$163,544

FFO per diluted share	$0.77	$0.78	$3.26	$3.06
Preferred stock redemption costs per diluted share	0.09	—	0.09	—

FFO per diluted share before preferred stock redemption costs	$0.86	$0.78	$3.35	$3.06

Weighted average number of common shares, diluted	55,941	53,597	54,351	53,469

Summary of Capital Expenditures

Non-maintenance capital expenditures
Development, redevelopment and expansions	$35,746	$45,054	$96,773	$140,440
Tenant improvements and incentives	3,447	6,147	15,784	17,512

Total non-maintenance capital expenditures	39,193	51,201	112,557	157,952
Maintenance capital expenditures	3,735	4,768	7,319	8,603

Total capital expenditures	$42,928	$55,969	$119,876	$166,555

Dividends and Payout Ratios
Regular common dividends declared	$31,809	$29,354	$122,459	$114,355
Special common dividends declared	—	10,573	10,606	10,573

Common dividends declared	$31,809	$39,927	$133,065	$124,928

Dividend payout ratio as a percentage of FFO (excluding special dividends) (2)	74%	70%	69%	70%
Dividend payout ratio as a percentage of FFO (excluding special dividends and preferred redemption costs) (2) (3)	66%	70%	67%	70%
Notes:
(1) See Glossary of Terms. FFO available for common shareholders excludes the gain on sale of condominiums at Santana Row.
(2) The sale of condominiums at Santana Row resulted in special dividends in the fourth quarter of 2005 and the first quarter of 2006.
(3) In the fourth quarter of 2006, the Trust redeemed its Series B Preferred Shares and incurred a charge of $4.8 million in preferred stock redemption costs.

Federal Realty Investment Trust

Market Data

December 31, 2006

	December 31, 2006	December 31, 2005
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	55,321	52,891
Market price per common share	$85.00	$60.65

Common equity market capitalization	$4,702,285	$3,207,839

Series B preferred shares outstanding (2)	—	5,400
Market price per Series B preferred share	$—	$25.77

Preferred equity market capitalization	$—	$139,158

Equity market capitalization	$4,702,285	$3,346,997

Total debt (3)	1,696,930	1,390,143

Total market capitalization	$6,399,215	$4,737,140

Total debt to market capitalization at then current market price	27%	29%

Total debt to market capitalization at constant common share price of $60.65	34%	29%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	94%	88%
Variable rate debt	6%	12%

	100%	100%

Notes:

(1)	Consists of 56,805,816 shares issued net of 1,485,279 shares held in Treasury as of December 31, 2006. As of December 31, 2005, consists of 54,371,057 shares issued net of 1,480,360 shares held in Treasury. Amounts do not include 377,210 and 420,426 Operating Partnership Units outstanding at December 31, 2006 and December 31, 2005, respectively.
(2)	On November 27, 2006, the Trust redeemed the Series B preferred shares.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $23.2 million which is the Trust’s 30% share of the total $77.4 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

December 31, 2006

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
	(in thousands)		(in thousands)
Components of rental income
Minimum rents
Retail and commercial properties (1)	$86,708	$77,903	$328,652	$298,880
Residential (2)	3,633	2,131	12,805	7,407
Cost reimbursements	22,461	19,836	83,387	75,649
Percentage rents	2,486	1,980	7,142	6,211
Other rental income	1,904	1,381	6,215	5,401

Total rental income	$117,192	$103,231	$438,201	$393,548

Notes:

(1)	Minimum rents include $5.7 and $7.6 million for the twelve months ended December 31, 2006 and 2005, respectively, and $1.0 million and $3.3 million for the three months ended December 31, 2006 and 2005, respectively, to recognize minimum rents on a straight line basis as required by GAAP. Minimum rents include $2.5 million and $1.6 million for the twelve months ended December 31, 2006 and 2005, respectively, and $0.9 million and $0.4 million for the three months ended December 31, 2006 and 2005, to recognize income from the amortization of in-place leases in accordance with SFAS 141.
(2)	Residential minimum rents consist of the entire rental amounts at Rollingwood Apartments, the Crest at Congressional Apartments and the residential units at Santana Row excluding those units sold as condominiums which are included in discontinued operations. The Trust has 259 newly constructed residential units at Santana Row which commenced occupancy in April 2005 and stabilized in mid-2006.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

December 31, 2006

	Maturity date	Interest rate as of December 31, 2006		Balance as of December 31, 2006
				(in thousands)
Mortgage loans (a)
Secured fixed rate
Leesburg Plaza	10/01/08	6.510%		$9,760
164 E Houston Street	10/06/08	7.500%		98
Mercer Mall	04/01/09	8.375%		4,512
Federal Plaza	06/01/11	6.750%		34,192
Tysons Station	09/01/11	7.400%		6,366
Crow Canyon	08/11/13	5.400%		21,945
Melville Mall	09/01/14	5.250	% (b)	25,702
Barracks Road	11/01/15	7.950%		42,614
Hauppauge	11/01/15	7.950%		16,065
Lawrence Park	11/01/15	7.950%		30,205
Wildwood	11/01/15	7.950%		26,550
Wynnewood	11/01/15	7.950%		30,782
Brick Plaza	11/01/15	7.415%		31,631
Mount Vernon	04/15/28	5.660	% (c)	12,268
Bath	07/01/28	7.130%		9,999
Chelsea	01/15/31	5.360%		8,384

Subtotal				311,073
Net unamortized discount				(36)

Total mortgage loans				311,037

Notes payable
Unsecured fixed rate
Perring Plaza renovation	01/31/13	10.000%		1,624
Unsecured variable rate
Revolving credit facility	07/27/10	LIBOR + .425	% (d)	98,000
Escondido (municipal bonds)	10/01/16	3.536	% (e)	9,400

Total notes payable				109,024

Senior notes and debentures (k)
Unsecured fixed rate
6.125% notes	11/15/07	6.325	% (f)	150,000
8.75% notes	12/01/09	8.750%		175,000
4.50% notes	02/15/11	4.500%		75,000
6.00% notes	07/15/12	6.000%		175,000
5.40% notes	12/31/13	5.400%		135,000
5.65% notes	06/01/16	5.650%		125,000
6.20% notes	01/15/17	6.200%		200,000
7.48% debentures	08/15/26	7.480	% (g)	50,000
6.82% medium term notes	08/01/27	6.820	% (h)	40,000

Subtotal				1,125,000
Net unamortized premium				2,508

Total senior notes and debentures				1,127,508

Capital lease obligations
Various through 2077 (i)				149,361

Total debt and capital lease obligations				$1,696,930

						Weighted average effective rate at December 31, 2006 (j)
Total fixed rate debt and capital lease obligations				$1,589,530	94%	6.85%
Total variable rate debt				107,400	6%	5.80%

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS				$1,696,930	100%	6.79%

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (k)	2.11 x	2.90 x	2.55 x	2.72 x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (k)	2.11 x	2.42 x	2.36 x	2.43 x

Ratio of EBITDA to combined fixed charges and preferred share dividends (excluding preferred redemption costs) (l)	2.43 x	2.90 x	2.65 x	2.72 x

Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (excluding preferred redemption costs) (l)	2.43 x	2.42 x	2.45 x	2.43 x

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share ($23.2 million) of the $77.4 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not a legal obligation of the Trust.
(c)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(d)	The weighted average effective rate, before amortization of debt fees, was 5.74% and 5.55% for the three and twelve months ended December 31, 2006.
(e)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(f)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.
(g)	Beginning on August 15, 2008, the debentures are redeemable by the holders thereof at the original purchase price of $1,000 per debenture.
(h)	Beginning on August 1, 2007, the notes are redeemable by the holders thereof at the original purchase price of $1,000 per note.
(i)	The average annualized interest rate on capital lease obligations as of December 31, 2006 is 9.07% on a basis of minimum rent and 12.82% including performance-based participation.
(j)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, and excludes performance-based rent on capital lease obligations.
(k)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series B preferred shares and preferred share redemption costs. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.
(l)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series B preferred shares excluding preferred share redemption costs. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

December 31, 2006

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities (1)	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2007	$6,312	$150,000	$156,312		9.2%	9.2%
2008	7,175	9,542	16,717		1.0%	10.2%
2009	7,596	179,349	186,945		11.0%	21.2%
2010	8,151	98,000	106,151	(1)	6.3%	27.5%
2011	8,305	112,252	120,557		7.1%	34.6%
2012	8,436	175,000	183,436		10.8%	45.4%
2013	8,560	154,156	162,716		9.6%	55.0%
2014	8,612	20,127	28,739		1.7%	56.7%
2015	7,744	145,807	153,551		9.1%	65.8%
2016	4,010	134,400	138,410		8.2%	74.0%
Thereafter	150,873	290,051	440,924		26.0%	100.0%

Total	$225,774	$1,468,684	$1,694,458	(2)	100.0%

Notes:

(1)	Maturities in 2010 include $98 million drawn under the Trust’s $300 million four-year revolving credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain senior notes, debentures and mortgage payables.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

December 31, 2006

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Stabilized in 2006 (3)

Santana Phase IV	San Jose, CA	Building 7 residential re-build	10%	$70		$68
Mount Vernon / South Valley	Alexandria, VA	Grocer expansion, small shop re-tenanting, site improvements, addition of five pad site buildings and three anchors	11%	$36		$34
Leesburg Plaza	Leesburg, VA	Demolish, redevelop and re-tenant the former Kmart & Peebles	10%	$14		$14
Brick Plaza	Brick, NJ	Re-tenanting (electronics)	9%	$2		$2
Hauppauge Shopping Center	Hauppauge, NY	Panera Café pad site	11%	$1	$	<1
Barracks Road Shopping Center	Charlottesville, VA	Chipotle pad site	18%	$1	$	<1

Subtotal: Projects Stabilized in 2006 (3) (4) (6)			11%	$124		$119

Projects Anticipated to Stabilize in 2007 (3)

Rockville Town Square	Rockville, MD	Ground floor retail as part of urban mixed-use development (by others)	13%	$39		$20
Mercer Mall	Lawrenceville , NJ	Demolish, redevelop, re-tenanting plus acquisition and redevelopment of adjacent land parcel	11%	$26		$18
Willow Lawn	Richmond, VA	Anchor re-tenanting, small shop demolition, façade renovation, and site improvements	9%	$20		$16
Loehmann’s Plaza	Falls Church, VA	Grocer expansion, anchor relocation, façade renovation and site improvements	14%	$12		$8
Village of Shirlington - Phase II	Arlington, VA	Ground floor retail and parking garage as part of urban mixed-use development (by others)	12%	$7		$7
Leesburg Plaza - Pads	Leesburg, VA	Two new retail buildings and a bank pad site will be added	13%	$5	$	<1

Subtotal: Projects Anticipated to Stabilize in 2007 (3) (4) (6)			12%	$109		$70

Projects Anticipated to Stabilize in 2008 (3)

Arlington East	Bethesda, MD	Ground floor retail, four levels of residential units above retail, two levels of below grade parking	9%	$74		$22
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	$16		$10
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	15%	$7	$	<1

Subtotal: Projects Anticipated to Stabilize in 2008 (3) (4) (6)			10%	$97		$33

Total: Projects Anticipated to Stabilize in 2006, 2007 and 2008 (3) (4) (6)			11%	$330		$222

Potential future redevelopment pipeline includes (5):

Property	Location	Opportunity
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Westgate	San Jose, CA	Center redevelopment
Eastgate	Chapel Hill, NC	Center redevelopment including façade renovation and site improvements
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop demolition, new retail building, façade renovation, and site improvements
Bala Cynwyd	Bala Cynwyd, PA	Redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Santana Row	San Jose, CA	Future phases of mixed-use development
Assembly Square	Sommerville, MA	Potential substantial transit oriented mixed-use development

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mount Vernon/South Valley and Mercer Mall (properties acquired on the basis of redevelopment potential) are calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.
(6)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

2006 Significant Acquisitions and Dispositions

Through December 31, 2006

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in millions)
January 20, 2006	4900 Hampden Lane (1)	Bethesda, MD	35,000	$12.0	Washington Sports Club

January 27, 2006	7770 Richmond Highway	Alexandria, VA	60,000	$9.9	Gold’s Gym

June 29, 2006	Town Center of New Britain	New Britain, PA	126,000	$12.8	Giant Food, Rite Aid

August 24, 2006	Key Road Plaza	Keene, NH	76,000	$14.5	Staples, TJ Maxx

August 24, 2006	Riverside Plaza	Keene, NH	218,000	$24.0	Shaw’s, Wal-Mart

August 24, 2006	Bath Shopping Center (3)	Bath, ME	101,000	$22.8	Shaw’s

August 24, 2006	Linden Square	Wellesley, MA	261,000	$99.6	Roche Brothers, CVS

August 24, 2006	North Dartmouth	North Dartmouth, MA	183,000	$27.5	Lowes, Stop N Shop

August 25, 2006	Chelsea Commons (4)	Chelsea, MA	180,000	$20.1	Home Depot, Save-A-Lot

October 16, 2006	Melville Mall (5)	Huntington, NY	248,000	$60.0	Marshall’s, Kohl’s, Dicks, Waldbaum’s

	Total		1,488,000	$303.2

Federal Realty Investment Trust Dispositions

Date	Property	City / State	GLA	Sales price
				(in millions)
January - August 2006	Santana Row condominiums	San Jose, CA	89 units	$64.1
June 5, 2006	Greenlawn Plaza Shopping Center (2)	Huntington, NY	102,000	$20.4

	Total			$84.5

Notes:

(1)	4900 Hampden Lane is a fully-leased retail parcel adjacent to Betheseda Row and is included in Bethesda Row on the Real Estate Status Report.
(2)	Greenlawn Plaza was sold by the Trust to a subsidiary of our partnership with Clarion Lion Properties Fund.
(3)	Purchase price includes the assumption of debt with a fair value of approximately $11.1 million.
(4)	Purchase price includes the assumption of debt with a fair value of approximately $8.0 million.
(5)	The Trust controls and consolidates Melville Mall at its approximate fair value of $60.0 million. We gained control of Melville Mall through a 20-year master lease and $34.1 million secondary financing to the owner. The master lease includes a purchase option in 2023 for $5 million plus the assumption of the owner’s $25.8 million first mortgage.

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2006

Property Name		MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA (1)	% Leased	% Occupied (2)	Average Rent PSF (3)	Grocery Anchor GLA (4)	Grocery Anchor (4)	Other Principal Tenants
				(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row	(5)	Washington, DC-MD-VA	1993-2006	$114,246	$12,576	477,000	94%	94%	$36.01	40,000	Giant Food	Barnes & Noble / Landmark Theater / Washington Sports Club
Congressional Plaza	(6)	Washington, DC-MD-VA	1965	67,985		338,000	91%	91%	28.45	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center	(7)	Washington, DC- MD-VA	1997	4,598		38,000	97%	97%	16.17
Falls Plaza		Washington, DC-MD-VA	1967	8,167		73,000	100%	100%	23.74	51,000	Giant Food
Falls Plaza-East		Washington, DC-MD-VA	1972	3,339		71,000	100%	100%	24.61			CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,322	34,192	247,000	99%	99%	27.82			TJ Maxx / CompUSA / Ross
Friendship Center		Washington, DC-MD-VA	2001	33,309		119,000	100%	100%	23.77			Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	23,817		198,000	99%	99%	20.79			Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,006		73,000	85%	85%	35.77	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	46,113		386,000	98%	97%	16.34	61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	(7)	Washington, DC-MD-VA	1998	30,698	9,760	236,000	99%	93%	18.49	55,000	Giant Food	Champion Billiards / Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	29,933		250,000	98%	98%	21.05			Bally’s / Loehmann’s
Mid-Pike Plaza	(8)	Washington, DC-MD-VA	1982	17,845	10,041	309,000	100%	100%	21.63			Linens ‘n Things / Toys R Us / Bally’s / AC Moore / Filene’s Basement
Mount Vernon	(7)	Washington, DC-MD-VA	2003	42,363	12,268	284,000	94%	93%	18.59	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels
Old Keene Mill		Washington, DC-MD-VA	1976	5,391		92,000	100%	100%	24.62	24,000	Whole Foods
Pan Am		Washington, DC-MD-VA	1993	27,592		227,000	100%	100%	15.77	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1999	87,959		296,000	98%	98%	31.52	45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7		Washington, DC-MD-VA	1997	33,832		164,000	90%	90%	29.43			Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	20,083		253,000	100%	100%	19.15	24,000	Magruders	Circuit City / Staples
Rockville Town Square	(9)	Washington, DC-MD-VA	N/A	14,285		N/A	N/A	N/A	N/A
Rollingwood Apartments		Washington, DC-MD-VA	1971	6,826		N/A	95%	95%	N/A
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,206		49,000	100%	100%	34.73			Petco
South Valley	(7)	Washington, DC-MD-VA	2003	22,177		221,000	99%	99%	9.80			Home Depot / TJ Maxx
Tower		Washington, DC-MD-VA	1998	19,009		112,000	97%	85%	20.49			Virginia Fine Wine / Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,453	6,366	50,000	100%	100%	34.78			Trader Joes
Village at Shirlington		Washington, DC-MD-VA	1995	39,222	1,777	214,000	98%	98%	28.23			Cineplex Odeon / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,556	26,550	85,000	100%	100%	64.62	20,000	Balducci’s	CVS
7770 Richmond Hwy		Washington, DC-MD-VA	2006	10,043		61,000	100%	100%	11.54			Gold’s Gym

		Total Washington Metropolitan Area		819,375		4,923,000	97%	96%	24.44
New York / New Jersey
Allwood	(8)	Bergen-Passaic, NJ	1988	3,884	3,048	50,000	100%	100%	22.00	50,000	Stop & Shop
Blue Star	(8)	Middlesex-Somerset-Hunterdon, NJ	1988	37,084	23,261	410,000	99%	99%	11.43	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brick Plaza		Monmouth-Ocean, NJ	1989	55,870	31,631	409,000	100%	100%	14.30	66,000	A&P	Loews Theatre / Barnes & Noble / Sports Authority
Brunswick	(8)	Middlesex-Somerset-Hunterdon, NJ	1988	22,550	9,683	303,000	99%	99%	11.52	55,000	A&P	A.J. Wright / L.A. Fitness
Clifton	(8)	Bergen-Passaic, NJ	1988	5,019	2,834	80,000	100%	100%	15.39			Drug Fair / Dollar Express
Forest Hills		New York, NY	1997	24,055		85,000	100%	100%	33.83			Midway Theatre / Duane Reade / Gap
Fresh Meadows		New York, NY	1997	67,392		403,000	95%	95%	23.14	15,000	Associated Food Stores	Filene’s Basement / Kohl’s / Cineplex Odeon
Hamilton	(8)	Trenton, NJ	1988	7,858	4,201	190,000	93%	93%	8.78	53,000	Shop Rite	AC Moore / Stevens Furniture
Hauppauge		Nassau-Suffolk, NY	1998	27,389	16,064	133,000	98%	98%	21.56	61,000	Shop Rite	AC Moore
Huntington	(8)	Nassau-Suffolk, NY	1988	21,357	12,434	279,000	100%	100%	18.24			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Melville Mall	(10)	Nassau-Suffolk, NY	2006	68,504	25,702	248,000	100%	100%	15.83	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(8)	Trenton, NJ	2003	101,928	57,893	501,000	94%	91%	18.73	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Rutgers	(8)	Middlesex-Somerset-Hunterdon, NJ	1988	17,424	11,217	267,000	91%	91%	8.86	74,000	Stop & Shop	Kmart
Troy		Newark, NJ	1980	21,592		202,000	99%	99%	17.24	64,000	Pathmark	AC Moore / Comp USA / Toys R Us

		Total New York / New Jersey		481,906		3,560,000	97%	97%	16.05
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,023		267,000	100%	100%	12.75	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	26,281		280,000	100%	100%	13.07	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	26,899		267,000	89%	89%	13.72	47,000	Genuardi’s	Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,645		111,000	100%	100%	13.08	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	9,662		181,000	96%	50%	18.18	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	18,149		216,000	98%	89%	13.90	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	28,679	30,205	353,000	100%	100%	16.49	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	22,181		287,000	85%	85%	10.25			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	13,823		125,000	87%	87%	9.35	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	26,679		215,000	100%	100%	17.93			Barnes & Noble / Marshalls / Toys R Us
Wynnewood		Philadelphia, PA-NJ	1996	35,877	30,782	255,000	98%	98%	22.40	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		242,898		2,557,000	96%	92%	14.84
New England
Assembly Square/Sturtevant Street		Boston-Cambridge-Quincy, MA-NH	2005-2006	112,050		554,000	100%	100%	13.35			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Bath Shopping Center		Portland/South Portland/Biddeford	2006	19,753	9,999	101,000	96%	96%	15.01	57,000	Shaw’s Supermarket	CVS
Chelsea Commons I & II	(11)	Boston-Cambridge-Quincy, MA-NH	2006	18,034	8,384	179,000	99%	88%	6.92	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	29,784		241,000	94%	94%	15.08	80,000	Star Market	Pier One
Key Road		Boston-Cambridge-Quincy, MA-NH	2006	14,650		76,000	100%	100%	11.96			Petco

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2006

Property Name		MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA (1)	% Leased	% Occupied (2)	Average Rent PSF (3)	Grocery Anchor GLA (4)	Grocery Anchor (4)	Other Principal Tenants
				(in thousands)	(in thousands)
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	110,531		100,000	95%	90%	34.80	33,000	Roche Brothers Supermarkets	Fitness Club for Women / Wellesley Volkswagen, Buick
North Dartmouth	(11)	Boston-Cambridge-Quincy, MA-NH	2006	27,214		183,000	100%	100%	9.96	48,000	Stop & Shop	Lowe’s Home Center
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,017		149,000	100%	100%	14.98	50,000	Victory Supermarket	TJ Maxx
Riverside		Boston-Cambridge-Quincy, MA-NH	2006	28,882		218,000	100%	100%	9.01	65,000	Shaw’s Supermarket	Brooks Pharmacy / Walmart
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,597		171,000	100%	100%	10.41	55,000	Super Stop & Shop	Kmart

		Total New England		389,512		1,972,000	99%	97%	13.11
Chicago
Crossroads		Chicago, IL	1993	22,811		173,000	95%	95%	18.12			Comp USA / Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	29,077		315,000	97%	97%	8.97			Bed, Bath & Beyond / Sports Authority
Garden Market		Chicago, IL	1994	11,275		140,000	96%	96%	12.11	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	13,263		129,000	96%	96%	13.42	77,000	Dominick’s

		Total Chicago		76,426		757,000	96%	96%	12.40
East Region - Other
Barracks Road		Charlottesville, VA	1985	42,316	42,614	488,000	100%	100%	17.67	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	24,216		275,000	97%	97%	10.40	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	17,336		159,000	90%	89%	15.32	23,000	Earth Fare	Stein Mart
Governor Plaza		Baltimore, MD	1985	21,346		269,000	100%	100%	14.57	16,500	Aldi	Bally’s / Comp USA / Office Depot
Gratiot Plaza		Detroit, MI	1973	18,061		217,000	100%	100%	11.11	69,000	Farmer Jacks	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	15,998		42,000	100%	100%	51.06			Saks Fifth Avenue
Lancaster	(8)	Lancaster, PA	1980	10,852	4,907	107,000	100%	100%	13.07	39,000	Giant Food	Michaels
Perring Plaza		Baltimore, MD	1985	26,321		402,000	98%	98%	11.77	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	73,794		467,000	89%	84%	15.73	60,000	Kroger	Old Navy / Staples

		Total East Region - Other		250,240		2,426,000	96%	95%	14.79
		Total East Region		2,260,357		16,195,000	97%	96%	17.69
West Region
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996- 1998	16,695		69,000	100%	100%	32.68			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005	51,305	21,945	225,000	96%	96%	17.08	58,000	Albertson’s	Loehmann’s / Rite Aid
Escondido	(12)	San Diego, CA	1996	26,480		222,000	98%	98%	20.85			Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	(13)	San Diego, CA	1996- 1997	12,698		51,000	82%	82%	28.13			Urban Outfitters
Hermosa Ave	(14)	Los Angeles-Long Beach, CA	1997	4,721		23,000	78%	78%	31.57
Hollywood Blvd	(14)	Los Angeles-Long Beach, CA	1999	34,270		149,000	72%	72%	22.86			L.A. Fitness
Kings Court	(7)	San Jose, CA	1998	11,522		79,000	100%	100%	24.55	25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center		San Jose, CA	1997	33,376		94,000	97%	97%	27.59			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	463,042		563,000	97%	97%	41.71			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade	(15)	Los Angeles-Long Beach, CA	1996- 2000	75,546		211,000	97%	97%	53.39			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	115,552		645,000	99%	99%	12.20	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	36,222		103,000	92%	92%	38.23			Brooks Brothers

		Total California		881,429		2,434,000	95%	95%	27.57
West Region - Other
Houston St		San Antonio, TX	1998	62,472	97	171,000	72%	72%	17.87			Hotel Valencia
		Total West Region		943,901		2,605,000	94%	94%	27.09

Grand Total				$3,204,258	$460,434	18,800,000	97%	95%	$18.97

Notes:

(1)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	For purposes of this schedule, “occupied” refers to spaces where the lease term and obligation to pay rent have commenced.
(3)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(4)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(5)	Portion of property subject to capital lease obligation.
(6)	Total investment includes dollars associated with the 146 units of The Crest at Congressional. The Trust has a 64.1% ownership interest in the property.
(7)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(8)	Property subject to capital lease obligation.
(9)	The Trust acquired three retail condominium units with approximately 143,000 square feet of gross floor area, and we intend to acquire additional retail condominium units totaling approximately 32,000 square feet of gross floor area. No square footage has been placed in service.
(10)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(11)	At 12/31/2006 all or a portion of the property was parked with a Section 1031 exchange agent for a potential “reverse” exchange. These exchanges were terminated in January 2007.
(12)	The Trust has a 70% ownership interest in the property.
(13)	Consists of four properties, three owned 100% by the Trust and one in which the Trust has a 90% ownership interest.
(14)	The Trust has a 90% ownership interest in the property.
(15)	Consists of nine properties, eight owned 100% by the Trust and one in which the Trust has a 90% ownership interest.

Federal Realty Investment Trust

Retail Leasing Summary (1)

December 31, 2006

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2006	52	69%	204,249	$27.28	$23.33	$808,606	17%	29%	4.9	$11,900	$0.06
3rd Quarter 2006	28	48%	99,355	$21.92	$19.56	$234,341	12%	27%	5.2	$—	$—
2nd Quarter 2006	33	55%	152,112	$26.21	$23.03	$483,141	14%	21%	6.0	$100,000	$0.66
1st Quarter 2006	48	75%	208,579	$24.28	$21.72	$533,573	12%	22%	5.4	$462,906	$2.22

Total -12 months	161	63%	664,295	$25.29	$22.19	$2,059,661	14%	25%	5.3	$574,806	$0.87

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2006	23	31%	99,787	$25.58	$21.73	$383,822	18%	32%	8.5	$973,406	$9.75
3rd Quarter 2006	30	52%	232,845	$19.21	$14.84	$1,016,796	29%	41%	11.9	$4,182,700	$17.96
2nd Quarter 2006	27	45%	123,652	$22.18	$18.28	$483,059	21%	32%	7.8	$2,089,643	$16.90
1st Quarter 2006	16	25%	77,625	$19.76	$14.85	$380,698	33%	43%	7.1	$1,084,565	$13.97

Total -12 months	96	37%	533,909	$21.17	$16.92	$2,264,375	25%	37%	9.5	$8,330,314	$15.60

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2006	75	100%	304,036	$26.72	$22.80	$1,192,428	17%	30%	6.0	$985,306	$3.24
3rd Quarter 2006	58	100%	332,200	$20.02	$16.25	$1,251,137	23%	36%	9.7	$4,182,700	$12.59
2nd Quarter 2006	60	100%	275,764	$24.40	$20.90	$966,200	17%	25%	6.7	$2,189,643	$7.94
1st Quarter 2006	64	100%	286,204	$23.05	$19.85	$914,271	16%	27%	5.8	$1,547,471	$5.41

Total -12 months	257	100%	1,198,204	$23.45	$19.84	$4,324,036	18%	29%	7.0	$8,905,120	$7.43

Total Lease Summary - Comparable and Non-comparable (2)
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2006	84	320,655	$27.36	6.3	$2,198,145	$6.86
3rd Quarter 2006	75	394,331	$22.98	9.8	$8,992,951	$22.81
2nd Quarter 2006	76	324,367	$24.82	6.9	$4,582,028	$14.13
1st Quarter 2006	82	349,369	$25.08	7.2	$5,204,611	$14.90

Total -12 months	317	1,388,722	$24.95	7.6	$20,977,735	$15.11

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

December 31, 2006

Assumes no exercise of lease options

Year	Anchor Tenants (1)			Small Shop Tenants			Total
	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2007	451,000	4%	$10.73	768,000	11%	$24.07	1,219,000	7%	$19.13
2008	932,000	9%	$8.96	978,000	14%	$22.85	1,910,000	11%	$16.07
2009	1,233,000	12%	$11.55	1,037,000	14%	$25.79	2,270,000	13%	$18.06
2010	671,000	6%	$12.19	915,000	13%	$26.15	1,586,000	9%	$20.24
2011	693,000	6%	$16.74	1,068,000	15%	$29.31	1,761,000	10%	$24.36
2012	1,058,000	10%	$9.71	676,000	9%	$29.13	1,734,000	10%	$17.28
2013	675,000	6%	$13.65	320,000	4%	$32.98	995,000	5%	$19.87
2014	832,000	8%	$17.52	280,000	4%	$36.85	1,112,000	6%	$22.39
2015	509,000	5%	$14.11	331,000	5%	$27.73	840,000	5%	$19.48
2016	493,000	5%	$16.33	429,000	6%	$26.96	922,000	5%	$21.28
Thereafter	3,158,000	29%	$15.00	360,000	5%	$30.12	3,518,000	19%	$16.55

Total (3)	10,705,000	100%	$13.44	7,162,000	100%	$27.22	17,867,000	100%	$18.97

Assumes lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2007	147,000	1%	$6.48	527,000	7%	$23.79	675,000	4%	$19.99
2008	368,000	4%	$6.52	609,000	9%	$23.02	977,000	5%	$16.81
2009	258,000	2%	$11.26	571,000	8%	$26.96	829,000	5%	$22.08
2010	119,000	1%	$8.63	503,000	7%	$27.61	623,000	3%	$23.94
2011	30,000	0%	$24.63	624,000	9%	$27.91	655,000	4%	$27.72
2012	255,000	2%	$13.47	537,000	7%	$28.57	792,000	4%	$23.71
2013	155,000	2%	$13.05	338,000	5%	$27.66	493,000	3%	$23.07
2014	304,000	3%	$13.12	417,000	6%	$30.74	722,000	4%	$23.28
2015	216,000	2%	$16.04	435,000	6%	$24.26	651,000	4%	$21.53
2016	146,000	1%	$19.76	451,000	6%	$28.94	597,000	3%	$26.69
Thereafter	8,707,000	82%	$13.79	2,150,000	30%	$28.18	10,853,000	61%	$16.65

Total (3)	10,705,000	100%	$13.44	7,162,000	100%	$27.22	17,867,000	100%	$18.97

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of December 31, 2006.
(3)	Represents occupied square footage as of December 31, 2006.

Federal Realty Investment Trust

Portfolio Leased Statistics

December 31, 2006

Overall Portfolio Statistics (1)
	At December 31, 2006			At December 31, 2005
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,800,000	18,141,000	96.5%	17,551,000	16,900,000	96.3%

Residential Properties (3) (units)	723	689	95.3%	464	436	94.0%

Same Center Statistics (1)
	At December 31, 2006			At December 31, 2005
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	14,115,000	13,657,000	96.8%	14,195,000	13,801,000	97.2%

Residential Properties (3) (units)	428	408	95.3%	428	402	93.9%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio statistics at December 31, 2006 include Rollingwood, The Crest at Congressional and the residential units in Buildings Eight (36 units) and Seven (259 units) at Santana Row. Residential units in Buildings Three, Four and Six at Santana Row are excluded from overall portfolio statistics as we have completed closing sales of the units (Buildings Three, Four and Six - 219 units). Overall portfolio statistics at December 31, 2005 included Rollingwood, The Crest at Congressional and the residential units in Building Eight (36 units) at Santana Row. Same center statistics at December 31, 2006 and 2005 include Rollingwood and The Crest at Congressional.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

December 31, 2006

Rank	Tenant Name	Annualized Base Rent (in thousands)		Percentage of Total Annualized Base Rent	Tenant GLA (in thousands)		Percentage of Total GLA	Number of Stores Leased
1	Ahold USA, Inc.	$8,376		2.47%	685		3.64%	12
2	Bed, Bath & Beyond, Inc.	$7,681		2.27%	481		2.56%	11
3	Gap, Inc.	$6,821		2.01%	224		1.19%	11
4	TJX Companies	$6,788		2.00%	589		3.13%	17
5	Safeway, Inc.	$6,639		1.96%	481		2.56%	8
6	Supervalu (Acme/Albertson’s/Star Mkt/Shaw’s/Shoppers Food)	$5,100		1.51%	513		2.73%	10
7	Barnes & Noble, Inc.	$3,996		1.18%	174		0.93%	7
8	CVS Corporation	$3,976		1.17%	151		0.80%	14
9	OPNET Technologies, Inc.	$3,460		1.02%	83		0.44%	2
10	Best Buy Stores, L.P.	$3,394		1.00%	97		0.52%	2
11	Kohl’s Corporation	$3,297		0.97%	448		2.38%	4
12	L.A. Fitness International LLC	$3,212		0.95%	191		1.02%	4
13	Wakefern Food Corporation	$3,077		0.91%	232		1.23%	4
14	Michaels Stores, Inc.	$2,861		0.84%	189		1.00%	9
15	Staples, Inc.	$2,836		0.84%	148		0.79%	8
16	Home Depot, Inc.	$2,832		0.84%	335		1.78%	4
17	Borders Group, Inc.	$2,759		0.81%	129		0.69%	5
18	DSW	$2,626		0.77%	109		0.58%	4
19	Dollar Tree Stores, Inc.	$2,624		0.77%	197		1.05%	18
20	CompUSA, Inc.	$2,499		0.74%	134		0.71%	5
21	Great Atlantic & Pacific Tea Co	$2,467		0.73%	244		1.30%	4
22	Ross Stores, Inc.	$2,432		0.72%	149		0.79%	5
23	Office Depot, Inc.	$2,421		0.71%	163		0.87%	7
24	Container Store, Inc.	$2,354		0.69%	52		0.28%	2
25	Petco Animal Supplies, Inc.	$2,254		0.67%	104		0.55%	7

	Totals - Top 25 Tenants	$96,782		28.55%	6,302		33.52%	184

	Total:	$338,853	(1)		18,800	(2)		2,349

Notes:

(1)	Reflects annual in-place contractual (cash-basis) rent as of December 31, 2006.
(2)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

December 31, 2006

	2007 Guidance
	(in millions except per share amounts) (1)

Net income	$100	to	$102
Gain on sale of real estate	0		0
Depreciation and amortization of real estate & joint venture assets	94		94
Amortization of initial direct costs of leases	7		7

Funds from operations	201		203
Income attributable to operating partnership units	1		1

Funds from operations available for common shareholders	202	to	204

Weighted Average Shares (diluted)	56.0

Funds from operations available for common shareholders per diluted share	$3.60		$3.65

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Disclosure

December 31, 2006

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Operating Results and Balance Sheets - Joint Venture

December 31, 2006

Financial Highlights

(in thousands)

(unaudited)

CONSOLIDATED OPERATING RESULTS	Three months ended December 31, 2006	Twelve months ended December 31, 2006
Revenues
Rental income	$2,989	$10,321
Other property income	45	202

	3,034	10,523
Expenses
Rental	709	1,870
Real estate taxes	283	958
Depreciation and amortization	795	2,767

	1,787	5,595

Operating income	1,247	4,928
Interest expense	(1,073)	(3,506)

Net income	$174	$1,422

CONSOLIDATED BALANCE SHEETS	As of December 31, 2006	As of December 31, 2005
ASSETS

Real estate, at cost	$128,946	$81,768
Less accumulated depreciation and amortization	(5,468)	(2,718)

Net real estate investments	123,478	79,050

Cash and cash equivalents	2,116	1,452
Accounts receivable and other assets	4,064	3,599

TOTAL ASSETS	$129,658	$84,101

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Mortgages	$77,425	$47,225
Other liabilities	6,716	5,506

Total liabilities	84,141	52,731

Partners’ capital	45,517	31,370

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$129,658	$84,101

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

December 31, 2006

OUTSTANDING DEBT

	Maturity	Interest Rate as of December 31, 2006		Balance
Mortgage Loans				(in thousands)

Secured Fixed Rate

Campus Plaza	12/01/09	4.530	% (a)	$11,000
Pleasant Shops	12/01/09	4.530	% (a)	12,400
Plaza del Mercado	07/05/14	5.770	% (b)	13,325
Atlantic Plaza	12/01/14	5.120	% (a)	10,500
Barcroft Plaza	07/01/16	6.060	% (a)	16,600
Greenlawn Plaza	07/01/16	5.900	% (a)	13,600

	Total Fixed Rate Debt			$77,425

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2007	$70	$—	$70	0.1%	0.1%
2008	175	—	175	0.2%	0.3%
2009	185	23,400	23,585	30.5%	30.8%
2010	196	—	196	0.3%	31.1%
2011	208	—	208	0.3%	31.4%
2012	220	—	220	0.3%	31.7%
2013	233	—	233	0.3%	32.0%
2014	142	22,396	22,538	29.0%	61.0%
2015	—	—	—	0.0%	61.0%
2016	—	30,200	30,200	39.0%	100.0%

Total	$1,429	$75,996	$77,425	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Loan is interest only until July 5, 2007, after which principal and interest payments are due based on a 30-year amortization schedule.

Federal Realty Investment Trust

Current Year Significant Acquisitions and Dispositions - Joint Venture

Through December 31, 2006

Joint Venture Acquisitions - Unconsolidated (30% owned)
Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in thousands)
June 5, 2006	Greenlawn Plaza (1)	Huntington, NY	102,000	$ 20.4	Waldbaum’s

June 8, 2006	Barcroft Plaza	Falls Church, VA	90,000	$ 25.1	Harris Teeter

	Total		192,000	$ 45.5

Notes:

(1)	Greenlawn Plaza was acquired by the joint venture from the Trust.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

December 31, 2006

Property Name	MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA	% Leased (1)	% Occupied (2)	Average Rent PSF	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006	$27,573	$16,600	91,000	100%	100%	$16.52	46,000	Harris Teeter
Plaza del Mercado	Washington, DC-MD-VA	2004	20,555	13,325	96,000	99%	99%	17.04	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		48,128		187,000	99%	99%	16.78

New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,830	13,600	102,000	100%	100%	14.48	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		19,830		102,000	100%	100%	14.48

New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,312	10,500	123,000	100%	97%	12.45	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	21,990	11,000	116,000	100%	100%	11.59	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,686	12,400	130,000	95%	95%	11.30	38,000	Foodmaster	Marshalls

	Total New England		60,988		369,000	98%	97%	11.77

	Total East Region		128,946		658,000	99%	98%	13.60

Grand Totals			$128,946	$77,425	658,000	99%	98%	$13.60

Note:

(1)	For purposes of this schedule, “occupied” refers to spaces where the lease term and obligation to pay rent have commenced.
(2)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the twelve months ended December 31, 2006 and 2005 is as follows:

	For the Twelve Months Ended December 31,
	(in thousands)
	2006	2005
Net income	$118,712	$114,612
Depreciation and amortization	97,879	91,503
Interest expense	102,808	88,566
Other interest income	(2,616)	(2,216)

EBITDA	316,783	292,465
(Gain) on sale of real estate	(23,956)	(30,748)

Adjusted EBITDA	$292,827	$261,717

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.